UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

May 20, 2010
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2010, we held our Annual Meeting of Shareholders at which the shareholders voted upon (i) the election of Richard J. Markham, Immanuel Thangaraj, Bruce F. Wesson, Andrew D. Reddick, William A. Sumner, William G. Skelly and George K. Ross to our Board of Directors for one-year terms and (ii) the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the 2010 fiscal year.

The shareholders elected all seven director nominees and ratified the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the 2010 fiscal year.  The number of votes cast for or against or withheld and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Richard J. Markham	34,233,096	0	382,633	6,972,553
Andrew D. Reddick	34,325,736	0	289,993	6,972,553
William A. Sumner	34,552,537	0	63,192	6,972,553
Bruce F. Wesson	34,231,996	0	383,733	6,972,553
William G. Skelly	34,555,075	0	60,654	6,972,553
Immanuel Thangaraj	34,231,946	0	383,783	6,972,553
George K. Ross	34,556,007	0	59,722	6,972,553

2. Ratification of Independent Registered Public Accounting Firm for 2010 Fiscal Year

For	Against	Abstentions	Broker Non-Votes
41,547,968	40,308	6	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

Date: May 21, 2010	By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer